Exhibit 4.1

Execution Copy

THIRTY-NINTH SUPPLEMENTAL INDENTURE TO

AMENDED AND RESTATED INDENTURE

THIRTY-NINTH SUPPLEMENTAL INDENTURE dated May 11, 2011, among HOST HOTELS & RESORTS, L.P., a Delaware limited partnership (the “Company”), the Subsidiary Guarantors signatory to this Thirty-Ninth Supplemental Indenture and THE BANK OF NEW YORK MELLON, as Successor Trustee (the “Trustee”) to the Amended and Restated Indenture, dated as of August 5, 1998, as amended and supplemented through the date of this Thirty-Ninth Supplemental Indenture (the “Indenture”).

RECITALS

WHEREAS, the Company, certain of the Subsidiary Guarantors and HSBC Bank USA (f/k/a Marine Midland Bank) executed and delivered the Amended and Restated Indenture, dated as of August 5, 1998, amending and restating the form of Indenture previously filed as Exhibit 4.1 to the Registration Statement (No. 333-50729) filed with the Securities and Exchange Commission (“Commission”) on Form S-3 by the Company, its Parents and certain of the Subsidiary Guarantors;

WHEREAS, the Company and the Subsidiary Guarantors desire to create two series of Securities to be issued under the Indenture, as hereby supplemented, to be known as (i) the 5 7/8% Series W Senior Notes due 2019 and Subsidiary Guarantees thereof of the Subsidiary Guarantors (hereinafter, the “Series W Notes”) and (ii) the 5 7/8% Series X Senior Notes due 2019 and the Subsidiary Guarantees thereof of the Subsidiary Guarantors to be exchanged for the Series W Notes (hereinafter, the “Series X Notes”);

WHEREAS, Section 9.1(e) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without the written consent of the Holders of the outstanding Securities to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by the Indenture;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the organizational documents of the Company, the Subsidiary Guarantors and the Trustee necessary to make this Thirty-Ninth Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed; and

WHEREAS, all conditions precedent to amend or supplement the Indenture have been met.

NOW, THEREFORE, to comply with the provisions of the Indenture, and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree as follows:

ARTICLE 1

Section 1.01 Nature of Supplemental Indenture. This Thirty-Ninth Supplemental Indenture supplements the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 Establishment of New Series. Pursuant to Section 2.2 of the Indenture, there is hereby established the Series W Notes and the Series X Notes (collectively, the “5 7/8% Notes”) having the terms, in addition to those set forth in the Indenture and this Thirty-Ninth Supplemental Indenture, set forth in the form of 5 7/8% Notes, attached to this Thirty-Ninth Supplemental Indenture as Exhibit A, which is incorporated herein as a part of this Thirty-Ninth Supplemental Indenture. In addition to the initial aggregate principal amount of Series W Notes issued on the Series Issue Date, the Company may issue additional Series W Notes (the “Additional Notes”) under the Indenture and this Thirty-Ninth Supplemental Indenture in accordance with Section 2.2 of the Indenture and Section 4.7 of the Indenture, as supplemented by Section 5.01 below of this Thirty-Ninth Supplemental Indenture.

Section 1.03 Redemption. (a) At any time prior to June 15, 2015 upon not less than 30 nor more than 60 days’ notice, the Company may redeem the 5 7/8% Notes in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the applicable Redemption Date).

(b) At any time on or after June 15, 2015, upon not less than 30 days’ notice nor more than 60 days’ notice, the Company may redeem the 5 7/8% Notes for cash at its option, in whole or in part, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing June 15 of the years indicated below, in each case, together with accrued and unpaid interest, if any, thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the applicable Redemption Date):

Year	Percentage
2015	102.938%
2016	101.469%
2017 and thereafter	100.000%

(c) Prior to June 15, 2014, the Company may redeem from time to time up to 35% of the aggregate principal amount of the 5 7/8% Notes outstanding at a Redemption Price equal to 105.875% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the applicable Redemption Date) with the Net Cash Proceeds of one or more Equity Offerings; provided, that at least 65% of the aggregate principal amount of the 5 7/8% Notes originally issued on the Series Issue Date remain outstanding after such redemption; and provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated.

(d) The 5 7/8% Notes will not have the benefit of any sinking fund.

(e) Notice of a redemption of the 5 7/8% Notes made pursuant to this Section 1.03 shall be given in the manner set forth in Section 3.3 of the Indenture; provided, however, that any such notice need not set forth the Redemption Price but need only set forth the calculation thereof as described in subsection (a) of this Section 1.03. The Redemption Price, calculated as aforesaid, shall be set forth in an Officer’s Certificate delivered by the Company to the Trustee no later than one Business Day prior to the Redemption Date.

(f) The Company is not prohibited from acquiring the 5 7/8% Notes by means other than a redemption, whether pursuant to an issuer tender offer, in open market transactions, or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

ARTICLE 2

Section 2.01 “Subsidiary Guarantors” means, with respect to the 5 7/8% Notes, (A) the Subsidiary Guarantors listed in Section 2.03 below and (B) any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the Indenture, but in each case excluding any Persons whose Guarantees have been released pursuant to the terms of the Indenture. The provisions of Article 12 of the Indenture will be applicable to the 5 7/8% Notes.

Section 2.02 The second sentence of the definition of “Subsidiary Guarantee” set forth in Section 1.1 of the Indenture shall read, for purposes of the 5 7/8% Notes, as follows: “Each Subsidiary Guarantee with respect to the 5 7/8% Notes will be a senior obligation of the Subsidiary Guarantor and will be full and unconditional regardless of the enforceability of the 5 7/8% Notes, the Thirty-Ninth Supplemental Indenture or the Indenture.”

Section 2.03 The following entities shall constitute the “Subsidiary Guarantors” with respect to the 5 7/8% Notes until such time as their guarantees are released in accordance with the terms of the Indenture:

(1)	Airport Hotels Houston LLC
(2)	Airport Hotels LLC
(3)	Ameliatel LP
(4)	BRE/Swiss LP
(5)	Calgary Charlotte Holdings Company
(6)	Calgary Charlotte Partnership
(7)	Chesapeake Hotel Limited Partnership
(8)	Cincinnati Plaza LLC
(9)	City Center Hotel Limited Partnership
(10)	Durbin LLC
(11)	East Side Hotel Associates, L.P.
(12)	Harbor-Cal, S.D.
(13)	Harbor-Cal, S.D. Partner LLC
(14)	HHR Assets LLC
(15)	HHR Harbor Beach LLC
(16)	HHR Holdings Coöperatief U.A.
(17)	HHR Lauderdale Beach Limited Partnership
(18)	HHR Rio Holdings LLC
(19)	HHR Singer Island GP LLC
(20)	HHR Singer Island Limited Partnership
(21)	HMC Amelia II LLC
(22)	HMC AP Canada Company
(23)	HMC AP GP LLC
(24)	HMC AP LP
(25)	HMC Atlanta LLC
(26)	HMC Burlingame LLC
(27)	HMC Burlingame Hotel, L.P.
(28)	HMC Cambridge LP
(29)	HMC Capital Resources LP
(30)	HMC Charlotte (Calgary) Company
(31)	HMC Charlotte GP LLC
(32)	HMC Charlotte LP
(33)	HMC Chicago Lakefront LLC
(34)	HMC Chicago LLC
(35)	HMC Copley LP
(36)	HMC Desert LLC
(37)	HMC Diversified American Hotels, L.P.
(38)	HMC Diversified LLC
(39)	HMC East Side LLC
(40)	HMC Gateway LP
(41)	HMC Grace (Calgary) Company
(42)	HMC Grand LP
(43)	HMC Headhouse Funding LLC

(44)	HMC Host Restaurants LLC
(45)	HMC Hotel Development LP
(46)	HMC HT LP
(47)	HMC Kea Lani LP
(48)	HMC Lenox LP
(49)	HMC Manhattan Beach LLC
(50)	HMC Market Street LLC
(51)	HMC Maui LP
(52)	HMC McDowell LP
(53)	HMC Mexpark LLC
(54)	HMC NGL LLC
(55)	HMC O’Hare Suites Ground LP
(56)	HMC OLS I LLC
(57)	HMC OLS I L.P.
(58)	HMC OLS II L.P.
(59)	HMC PLP LLC
(60)	HMC Polanco LLC
(61)	HMC Potomac LLC
(62)	HMC Properties I LLC
(63)	HMC Property Leasing LLC
(64)	HMC Reston LP
(65)	HMC Retirement Properties, L.P.
(66)	HMC Seattle LLC
(67)	HMC SFO LP
(68)	HMC Suites Limited Partnership
(69)	HMC Suites LLC
(70)	HMC Toronto Air Company
(71)	HMC Toronto Airport GP LLC
(72)	HMC Toronto Airport LP
(73)	HMC Toronto EC Company
(74)	HMC Toronto EC GP LLC
(75)	HMC Toronto EC LP
(76)	HMC/Interstate Manhattan Beach, L.P.
(77)	HMH General Partner Holdings LLC
(78)	HMH Marina LLC
(79)	HMH Pentagon LP
(80)	HMH Restaurants LP
(81)	HMH Rivers LLC
(82)	HMH Rivers, L.P.
(83)	HMH WTC LLC
(84)	Host Atlanta Perimeter Ground GP LLC
(85)	Host Atlanta Perimeter Ground LP
(86)	Host Cambridge GP LLC
(87)	Host Capitol Hill LLC
(88)	Host Cincinnati Hotel LLC
(89)	Host Cincinnati II LLC

(90)	Host City Center GP LLC
(91)	Host Copley GP LLC
(92)	Host Dallas Quorum Ground GP LLC
(93)	Host Dallas Quorum Ground LP
(94)	Host Fourth Avenue LLC
(95)	Host GH Atlanta GP LLC
(96)	Host Grand GP LLC
(97)	Host Indianapolis GP LLC
(98)	Host Indianapolis Hotel Member LLC
(99)	Host Indianapolis I LP
(100)	Host Indianapolis LP
(101)	Host Kea Lani GP LLC
(102)	Host Kierland GP LLC
(103)	Host Kierland LP
(104)	Host La Jolla LLC
(105)	Host Lenox Land GP LLC
(106)	Host Los Angeles GP LLC
(107)	Host Los Angeles LP
(108)	Host Maui GP LLC
(109)	Host McDowell GP LLC
(110)	Host Mission Hills Hotel LP
(111)	Host Mission Hills II LLC
(112)	Host Moscone GP LLC
(113)	Host Needham Hotel LP
(114)	Host Needham II LLC
(115)	Host NY Downtown GP LLC
(116)	Host of Boston, Ltd.
(117)	Host of Houston 1979 LP
(118)	Host of Houston Ltd.
(119)	Host O’Hare Suites Ground GP LLC
(120)	Host OP BN GP LLC
(121)	Host Park Ridge LLC
(122)	Host Pentagon GP LLC
(123)	Host Realty Hotel LLC
(124)	Host Realty LLC
(125)	Host Restaurants GP LLC
(126)	Host Reston GP LLC
(127)	Host San Diego Hotel LLC
(128)	Host San Diego LLC
(129)	Host SFO GP LLC
(130)	Host South Coast GP LLC
(131)	Host Swiss GP LLC
(132)	Host Tampa GP LLC
(133)	Host Times Square GP LLC
(134)	Host Times Square LP
(135)	Host WNY GP LLC

(136)	HST I LLC
(137)	HST LT LLC
(138)	IHP Holdings Partnership LP
(139)	Ivy Street Hopewell LLC
(140)	Ivy Street LLC
(141)	Market Street Host LLC
(142)	New Market Street LP
(143)	Pacific Gateway, Ltd.
(144)	Philadelphia Airport Hotel LLC
(145)	PM Financial LLC
(146)	PM Financial LP
(147)	Potomac Hotel Limited Partnership
(148)	Rockledge Hotel LLC
(149)	S.D. Hotels LLC
(150)	South Coast Host Hotel LP
(151)	Starlex LP
(152)	Times Square GP LLC
(153)	Wellsford-Park Ridge HMC Hotel Limited Partnership
(154)	YBG Associates LP

By execution of this Thirty-Ninth Supplemental Indenture, each of the Subsidiary Guarantors makes and confirms the guarantees set forth in Section 12.1 of the Indenture and shall be deemed to have signed the notation of guarantee set forth on the Securities as provided in Section 12.2 of the Indenture.

ARTICLE 3

Section 3.01 Subject to the further provisions of this Article 3 and Article 5 of this Thirty-Ninth Supplemental Indenture, the covenants set forth in Article 4 of the Indenture shall be applicable to the Notes. By virtue of the occurrence of the REIT Conversion, Section 4.15 of the Indenture (as replaced and superseded by Section 5.03 of this Thirty-Ninth Supplemental Indenture) is applicable, and Section 4.9 of the Indenture is inapplicable, to the 5 7/8% Notes.

Section 3.02 The provisions of Sections 4.10 and 4.11 of the Indenture as supplemented by Section 5.06 hereof and as amended and supplemented by Section 5.07 hereof, respectively, and Sections 5.01, 5.02, 5.03 and 5.04 hereof, together with Sections 4.7, 4.8, 4.15 and 4.12 of the Indenture, respectively, replaced and superseded thereby (collectively, the “Suspended Covenants”) shall not be applicable to the 5 7/8% Notes, in the event and only for so long as, the 5 7/8% Notes are rated Investment Grade.

Section 3.03 Notwithstanding the foregoing, in the event that one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the 5 7/8% Notes below the required Investment Grade, the foregoing covenants will be reinstated as of and from the date of such withdrawal or ratings downgrade (and as supplemented, amended or replaced and superseded as of the date hereof). Calculations under the reinstated Section 5.03 of this Thirty-Ninth Supplemental Indenture will be made as if Section 5.03 of this Thirty-Ninth Supplemental Indenture had been in effect since the Issue Date except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

Section 3.04 For avoidance of doubt, the definition of “GAAP” contained in the Indenture shall apply in all instances to the 5 7/8% Notes and the provisions of Section 1.4(c) of the Indenture shall not apply in any instance to the Series W Notes.

Section 3.05 Section 9.1 of the Indenture is hereby supplemented by the following clause solely with respect to the Series W Notes:

“(k) to conform the text of this Indenture or the Notes to any provision of the “Description of Series W Senior Notes” section of the Company’s Offering Memorandum dated May 5, 2011, relating to the initial offering of the 5 7/8% Notes, to the extent that such provision in that “Description of Series W Senior Notes” was intended to be a verbatim recitation of a provision of this Indenture or of the 5 7/8% Notes.”

Section 3.06 Section 10.1 of the Indenture is hereby supplemented by adding the following paragraph at the end of such Section, solely with respect to the Series W Notes:

“Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all 5 7/8% Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture in accordance with Section 3.3 of this Indenture and Section 1.03 of the Thirty-Ninth Supplemental Indenture unless and until there is a default in payment of the applicable Redemption Price.”

Section 3.07 The second sentence of the penultimate paragraph of Section 10.1 of the Indenture, as supplemented by Section 3.06 hereof, shall read, for purposes of the 5 7/8% Notes, as follows:

“The Paying Agent shall on the Change of Control Payment Date or promptly thereafter deliver or cause to be delivered to Holders of Securities so accepted payment in an amount equal to the Change of Control Payment (together with accrued and unpaid interest) for such Securities (subject to clause (b)(4) above), and the Trustee or its authenticating agent shall promptly authenticate and the Registrar shall deliver (or cause to be transferred by book entry) to such

Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.”

ARTICLE 4

Section 4.01 For all purposes of this Thirty-Ninth Supplemental Indenture, except as otherwise expressly provided or unless the context requires otherwise:

(a) A term defined in the Indenture and not otherwise defined herein has the same meaning when used in this Thirty-Ninth Supplemental Indenture; and

(b) The following terms have the meanings given to them in this Section 4.01 and shall have the meaning set forth below for the purposes of this Thirty-Ninth Supplemental Indenture and the Indenture solely with respect to the 5 7/8% Notes:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 6.01 of this Thirty-Ninth Supplemental Indenture, in the form of Exhibit A to this Thirty-Ninth Supplemental Indenture except that such Note shall not include the information called for by footnotes 2, 5 and 8 thereof.

“Change of Control” means: (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Host or HMC (for so long as Host or HMC is a Parent of the Company immediately prior to such transaction or series of related transactions), on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company (or Host or HMC for so long as Host or

HMC is a Parent of the Company immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable; (iii) during any period of 12 consecutive months after the Issue Date (for so long as Host or HMC is a Parent of the Company immediately prior to such transaction or series of related transactions), Persons who at the beginning of such 12-month period constituted the Board of Host or HMC (together with any new Persons (i) whose election was approved by a vote of a majority of the Persons then still comprising the Board who were either members of the Board at the beginning of such period or whose election, designation or nomination for election was previously so approved), and (ii) who are members of the Board (A) who were nominated by a shareholder or group of shareholders of Host or HMC for election to such Board, and (B) whose nomination as a member of such Board was included in the definitive proxy statement of Host or HMC, as applicable, pursuant to (I) Rule 14a-11 under the Exchange Act or any successor rule or similar requirement, or (II) a requirement in the bylaws of Host or HMC, to include in its proxy solicitation materials, a Person nominated for election to the Board by a shareholder or group of shareholders), cease for any reason to constitute a majority of the Board of Host or HMC, as applicable, then in office; or (iv) HMC ceases to be a general partner of the Operating Partnership or ceases to control the Company; provided, however, that neither (x) the pro rata distribution by Host to its shareholders of shares of the Company or shares of any of Host’s or HMC’s other Subsidiaries; nor (y) the REIT Conversion (or any element thereof), shall, in and of itself, constitute a Change of Control for purposes of this definition.

“Clearstream” means Clearstream Banking S.A., or its successors.

“Consolidated Coverage Ratio” of any Person on any Transaction Date means the ratio, on a pro forma basis, of:

(a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period, to:

(b) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person’s Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period;

provided that for purposes of such calculation:

(1) acquisitions of operations, businesses or other income-producing assets (including any reinvestment of disposition proceeds in income-producing assets held as of and not disposed on the Transaction Date) which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period;

(2) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period;

(3) the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or invested in income-producing assets held as of and not disposed on the Transaction Date) shall be assumed to have occurred on the first day of such Reference Period;

(4) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used; and

(5) whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings related thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculation shall be determined in good faith by a responsible financial or accounting officer of the Company.

“Consolidated EBITDA” means, for any Person and for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication: (A) the sum of: (i) Consolidated Interest Expense; (ii) provisions for taxes based on income (to the extent of such Person’s proportionate interest therein); (iii) depreciation and amortization expense (to the extent of such Person’s proportionate interest therein); (iv) any other noncash items reducing the Consolidated Net Income of such Person for such period (to the extent of such Person’s proportionate interest therein); (v) any dividends or distributions during such period to such Person or a Consolidated Subsidiary (to the extent of such Person’s proportionate interest therein) of such Person from any other Person which is not a Restricted Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), to the extent that: (a). such dividends or distributions are not included in the Consolidated Net Income of such Person for such period, and (b)(1) the sum of such dividends and distributions, plus the aggregate amount of dividends or distributions from such other Person since the Issue Date that have been included in Consolidated EBITDA pursuant to this clause (v), do not exceed the cumulative net income of such other Person attributable to the equity interests of the Person (or Restricted Subsidiary of the Person) whose Consolidated EBITDA is being determined; (vi) any cash receipts of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person’s proportionate interest therein) during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (B) of this definition; and (vii) any nonrecurring expenses incurred in connection with the REIT Conversion, minus: (B) the sum of: (I) all non-cash items increasing the Consolidated Net Income of such Person or of a Consolidated Subsidiary of such Person (to the extent of such Person’s proportionate interest therein) for such period; and (II) any cash expenditures of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person’s proportionate interest therein) during such period to the extent such cash expenditures (a) did not reduce the Consolidated Net Income of such Person or a Consolidated Subsidiary of such Person for such period and (b) were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person’s proportionate interest therein) when reserved or accrued; all as determined on a consolidated basis for such Person and its Consolidated Subsidiaries (it being understood that the accounts of such Person’s Consolidated Subsidiaries shall be consolidated only to the extent of such Person’s proportionate interest therein).

“Credit Facility” means the credit facility established pursuant to the Second Amended and Restated Credit Agreement, dated as of May 25, 2007, among the Company, certain other Subsidiaries party thereto, the lenders party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified or restructured from time to time (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereof), whether by the same or any other agent, lender or group of lenders (including by means of sales of debt securities to institutional investors) but excluding Indebtedness incurred under clause (xii) of paragraph (d) of Section 5.01 of this Thirty-Ninth Supplemental Indenture.

“Depository” means, with respect to the Notes issuable or issued in whole or in part in global form, the Depository Trust Company (“DTC”), and any and all successors thereto appointed as depository by the Company.

“Equity Offering” means any public or private sale of (i) Qualified Capital Stock by the Company or (ii) Capital Stock by Host REIT where the Net Cash Proceeds of such sale are contributed to the Company as a Capital Contribution substantially concurrently therewith, and in each case, other than public offerings registered on Form S-8.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear system.

“Exchange Notes” means the Series X Notes, which will be issued in exchange for Series W Notes pursuant to an Exchange Offer.

“Exchange Offer” means that the offer that is to be made by the Company and the Subsidiary Guarantors in accordance with the terms of the Registration Rights Agreement.

“Exempted Affiliate Transaction” means each of (i) employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of the Company; (ii) payments of reasonable fees and expenses to the members of the Board; (iii) transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company; (iv) Permitted Tax Payments; (v) Permitted Sharing Arrangements; (vi) Procurement Contracts; (vii) Operating Agreements; (viii) Restricted Payments permitted under Section 5.03 of this Thirty-Ninth Supplemental Indenture; (ix) any and all elements of the REIT Conversion; and (x) any Affiliate Transaction involving aggregate consideration of less than $1.0 million in any 12-month period.

“Existing Senior Notes” means amounts outstanding from time to time of (i) 7 1/8% Senior Notes due 2013; (ii) the 6 3/8% Senior Notes due 2015; (iii) the 6 3/4% Senior Notes due 2016; (iv) the 6 7/8% Senior Notes due 2014; (v) the 9% Senior Notes due 2017; (vi) the 6% Senior Notes due 2020; (vii) 3 1/4% Exchangeable Senior Debentures due 2024; (viii) the 2 5/8% Exchangeable Senior Debentures due 2027; and (ix) the 2 1/2% Exchangeable Senior Debentures due 2029, in each case, not in excess of amounts outstanding immediately following the Series Issue Date of the 5 7/8% Notes, less amounts retired from time to time.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia and any direct or indirect Subsidiary of such Restricted Subsidiary.

“Global Note” means a 5 7/8% Note that includes the information referred to in footnotes 2, 5 and 8 to the form of 5 7/8% Note, attached to this Thirty-Ninth Supplemental Indenture as Exhibit A, issued under the Indenture, that is deposited with or on behalf of and registered in the name of the Depository or a nominee of the Depository.

“Global Note Legend” means the legend set forth in Section 6.01(g)(2) of this Thirty-Ninth Supplemental Indenture, which is required to be placed on all Global Notes issued under the Indenture.

“HMH Properties” means HMH Properties, Inc., a Delaware corporation, which was merged into the Operating Partnership on December 16, 1998.

“Host REIT” means Host Hotels & Resorts, Inc., a Maryland corporation and the successor by merger to Host, which is the sole general partner of the Operating Partnership following the REIT Conversion, and its successors and assigns.

“Host REIT Merger” means the merger of Host with and into Host REIT, with Host REIT surviving the merger, which merger occurred on December 29, 1998.

“Indirect Participant” means an entity that, with respect to DTC, clears through or maintains a direct or indirect custodial relationship with a Participant.

“Initial Purchasers” means:

Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Deutsche Bank Securities Inc.,
Goldman, Sachs & Co., and
J.P. Morgan Securities LLC, as representatives of the several initial purchasers.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Series W Notes for use by such Holders in connection with the Exchange Offer.

“Make-Whole Premium” means, with respect to any 5 7/8% Note at any Redemption Date, the excess, if any, of (a) the present value of the sum of the principal amount and premium, if any, that would be payable on such 5 7/8% Note on June 15, 2015, as set forth in Section 1.03(b) of this Thirty-Ninth Supplemental Indenture and all remaining interest payments (not including any portion of such payments of interest accrued as of the Redemption Date) to and including June 15, 2015, discounted on a semi-annual bond equivalent basis from such maturity date to the Redemption Date at a per annum interest rate equal to the sum of the

Treasury Yield (determined on the Business Day immediately preceding such Redemption Date) plus 50 basis points, over (b) the principal amount of the 5 7/8% Note being redeemed.

“Merger” means, the merger of HMH Properties with and into the Operating Partnership with the Operating Partnership as the surviving entity, which merger occurred on December 16, 1998.

“Net Cash Proceeds” means, (i) with respect to any Asset Sale other than the sale of Capital Stock of a Restricted Subsidiary, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of:

(a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

(b) provisions for all Taxes (including Taxes of Host REIT) actually paid or payable as a result of such Asset Sale by the Company and its Restricted Subsidiaries, taken as a whole;

(c) payments made to repay Indebtedness (other than Indebtedness subordinated in right of payment to the notes or a Subsidiary Guarantee) or any other obligations outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold; or (II) is required to be paid as a result of such sale;

(d) amounts reserved by the Company and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

(e) any Permitted REIT Distributions related to such Asset Sale;

(provided, however, that with respect to an Asset Sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company’s (direct or indirect) percentage ownership interest in such Person); and

(ii) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney’s fees, accountant’s fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof (provided, however, that with respect to an issuance or sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company’s (direct or indirect) percentage ownership interest in such Person).

“Notes” means collectively, the Series W Notes and, when and if issued as provided in the Registration Rights Agreement, the Exchange Notes.

“Offering Memorandum” means the Offering Memorandum of the Company and the Subsidiary Guarantors dated May 5, 2011 with respect to the 5 7/8% Notes.

“Officer’s Certificate” means a certificate signed on behalf of the Company or Subsidiary Guarantor, as applicable, by an officer of the Company or Subsidiary Guarantor, as applicable, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or Subsidiary Guarantor, as applicable.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Paying Agent” means, until otherwise designated, the Trustee.

“Permitted Investment” means any of the following: (i) an Investment in Cash Equivalents; (ii) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an “Acquired Person”) if, as a result of such Investments: (a) the Acquired Person immediately thereupon is or becomes a Restricted Subsidiary of the Company; or (b) the Acquired Person immediately thereupon either (I) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries and the surviving Person is the Company or a Restricted Subsidiary of the Company or (II) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries; (iii) an Investment in a Person, provided that: (A) such Person is principally engaged in a Related Business; (B) the Company or one or more of its Restricted Subsidiaries participates in the management of such Person, as a general partner, member of such Person’s governing board or otherwise; and (C) any such Investment shall not be a Permitted Investment if, after giving effect thereto, the aggregate amount of Net Investments outstanding made in reliance on this clause (iii) subsequent to the Issue Date would exceed 10% of Total Assets; (iv) Permitted Sharing Arrangement Payments; (v) securities received in connection with an Asset Sale so long as such Asset Sale complied with the Indenture including Section 5.04 of this Thirty-Ninth Supplemental Indenture (but, only to the extent the fair market value of such securities and all other non-cash and non-Cash Equivalent consideration received complies with clause (ii) of the first paragraph of Section 5.04 of this Thirty-Ninth Supplemental Indenture); (vi) Investments in the Company or in Restricted Subsidiaries of the Company; (vii) Permitted Mortgage Investments; (viii) any Investments constituting part of the REIT Conversion; and (ix) any Investments in a Non-Consolidated Entity, provided that (after giving effect to such Investment) the total assets (before depreciation and amortization) of all Non-Consolidated Entities attributable to the Company’s proportionate ownership interest therein, plus an amount equal to the Net Investments outstanding made in reliance upon clause (iii) above, does not exceed 20% of the total assets (before depreciation and amortization) of the Company and its Consolidated Subsidiaries (to the extent of the Company’s proportionate ownership interest therein).

“Permitted REIT Distributions” means, so long as Host REIT believes in good faith after reasonable diligence that Host REIT qualifies as REIT under the Code, a declaration or payment of any dividend or the making of any distribution: (i) to Host REIT equal to the greater of: (a) the amount estimated by Host REIT in good faith after reasonable diligence to be necessary to permit Host REIT to distribute to its shareholders with respect to any calendar year (whether made during such year or after the end thereof) 100% of the “real estate investment trust taxable income” of Host REIT within the meaning of Code Section 857(b)(2), determined without regard to deductions for dividends paid and the exclusions set forth in Code Sections 857(b)(2)(C), (D), (E) and (F) but including therein all net capital gains and net recognized built-in gains within the meaning of Treasury Regulations 1.337(d)-6 (whether or not such gains might otherwise be excluded or excludable therefrom); or (b) the amount that is estimated by Host REIT in good faith after reasonable diligence to be necessary either to maintain Host REIT’s status as a REIT under the Code for any calendar year or to enable Host REIT to avoid the payment of any tax for any calendar year that could be avoided by reason of a distribution by Host REIT to its shareholders, with such distributions to be made as and when determined by Host REIT, whether during or after the end of the relevant calendar year; in either the case of (a) or (b) if: (i) the aggregate principal amount of all outstanding Indebtedness (other than the QUIPs Debt) of the Company and its Restricted Subsidiaries on a consolidated basis at such time is less than 80% of Adjusted Total Assets of the Company; and (II) no Default or Event of Default shall have occurred and be continuing; and (ii) to any Person in respect of any Units, which distribution is required as a result of or a condition to the distribution or payment of such dividend or distribution to Host REIT.

“Private Placement Legend” means the legend set forth in Section 6.01(g)(1) of this Thirty-Ninth Supplemental Indenture to be placed on all Series W Notes issued under the Indenture except where otherwise permitted by the provisions of the Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Assets” means (i) Capital Stock of the Company or any of its Subsidiaries or of other Subsidiaries of Host, Host REIT and each other Parent of the Company substantially all of whose sole assets are direct or indirect interests in Capital Stock of the Company; and (ii) other assets related to corporate operations of Host, Host REIT and each other Parent of the Company which are de minimis in relation to those of Host, Host REIT and each other Parent of the Company and their Restricted Subsidiaries, taken as a whole.

“Refinancing Indebtedness” means Indebtedness or Disqualified Stock: (i) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part; or (ii) constituting an amendment, modification or supplement to, or a deferral or renewal of ((i) and (ii) above are, collectively, a “Refinancing”), any Indebtedness or Disqualified Stock in a principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, not to exceed: (a) the principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, of the Indebtedness or Disqualified Stock so refinanced; plus (b) all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith); provided that Refinancing Indebtedness (other than a revolving line of credit from a commercial lender or other Indebtedness whose proceeds are used to repay a revolving line of credit from a commercial lender to the extent such revolving line of credit or other Indebtedness was not put in place for purposes of evading the limitations described in this definition) shall: (x) not have an Average Life shorter than the Indebtedness or Disqualified Stock to be so refinanced at the time of such Refinancing; and (y) be subordinated in right of payment to the rights of holders of the notes if the Indebtedness or Disqualified Stock to be refinanced was so subordinated.

“Reference Period” with regard to any Person means the four full fiscal quarters (for which internal financial statements are available) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the securities or the Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 11, 2011, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the notes sold in reliance on Rule 903 of Regulation S.

“Regulation S Restricted Period” means the 40-day period beginning on the later of (i) the day that the Initial Purchasers advise the Company and the Trustee in writing is the first day on which the Notes were offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) May 11, 2011.

“Restricted Certificated Note” means a Certificated Note that includes the information called for in footnotes 6 and 7 (and not in footnotes 2, 5 and 8) to the form of 5 7/8% Note attached to this Thirty-Ninth Supplemental Indenture as Exhibit A, issued under the Indenture.

“Restricted Global Note” means a Global Note that includes the information called for in footnotes 2, 5, 6, 7 and 8 to the form of Note, attached to this Thirty-Ninth Supplemental Indenture as Exhibit A, issued under the Indenture; provided, that in no case shall an Exchange Note issued in accordance with the Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

“Restricted Payment” means, with respect to any Person (but without duplication):

(1) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person;

(2) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person;

(3) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or the Parent or a Restricted Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness;

(4) any Restricted Investment by such Person; and

(5) the payment to any Affiliate (other than the Company or its Restricted Subsidiaries) in respect of taxes owed by any consolidated group of which both such Person or a Subsidiary of such Person and such Affiliate are members;

provided, however, that the term “Restricted Payment” does not include:

(a) any dividend, distribution or other payment on or with respect to Capital Stock of the Company to the extent payable solely in shares of Qualified Capital Stock;

(b) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Restricted Subsidiaries;

(c) Permitted Tax Payments;

(d) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company, provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) with all dividends and distributions so made;

(e) the retirement of Units upon conversion of such Units to Capital Stock of Host REIT;

(f) any transactions comprising part of the REIT Conversion;

(g) any payments with respect to Disqualified Stock or Indebtedness at the stated time and amounts pursuant to the original terms of the instruments governing such obligations;

(h) Permitted REIT Payments;

(i) payments in accordance with the existing terms of the QUIPs; and

(j) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company that qualifies as a REIT not exceeding $10 million in any calendar year by all such Restricted Subsidiaries.

and provided, further, that any payments of bona fide obligations of the Company or any Restricted Subsidiary shall not be deemed to be Restricted Payments solely by virtue of the fact of another Person’s co-obligation with respect thereto.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Rule 144A Global Note” means a Global Note issued in accordance with Rule 144A.

“Rule 144A Restricted Global Note” means a Restricted Global Note issued in accordance with Rule 144A.

“Series Issue Date” means with respect to any series of Indebtedness issued under the Indenture, the date any notes of such series are first issued.

“Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“SLC” means HMC Senior Communities, Inc., a Delaware corporation, and its successor Crestline Capital Corporation, a Maryland corporation, and its successors and assigns.

“Transfer Restricted Notes” means Series W Notes that include the information called for by footnotes 6 and 7 to the form of 5 7/8% Note, attached to this Thirty-Ninth Supplemental Indenture as Exhibit A, issued under the Indenture.

“Treasury Yield” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the 5 7/8% Notes, provided that if the average life of the 5 7/8% Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the 5 7/8% Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Certificated Notes” means one or more Certificated Notes that do not include and are not required to include the information called for by footnotes 6 and 7 to the form Series W Note, attached to this Thirty-Ninth Supplemental Indenture as Exhibit A, issued under the Indenture.

“Unrestricted Global Note” means a permanent Global Note in the form of Exhibit A attached to this Thirty-Ninth Supplemental Indenture that includes the information referred to in footnotes 2, 5 and 8 thereof, and that is deposited with or on behalf of and registered in the name of the Depository.

ARTICLE 5

Section 5.01 Limitation on Incurrences of Indebtedness and Issuance of Disqualified Stock. For purposes of 5 7/8% Notes, Section 4.7 of the Indenture is hereby replaced and superseded by the following covenant and the following covenant shall apply to the 5 7/8% Notes:

(a) Except as set forth below, neither the Company, the Subsidiary Guarantors nor any of its or their respective Restricted Subsidiaries will, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock. Notwithstanding the foregoing sentence, if, on the date of any such Incurrence or issuance, after giving effect to, on a pro forma basis, such Incurrence or issuance and the receipt and application of the proceeds therefrom:

(1) the aggregate amount of all outstanding Indebtedness (other than the QUIPs Debt) and the Disqualified Stock of the Company and the Subsidiary Guarantors and its or their respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (d)(3) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Indebtedness and Disqualified Stock of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company’s proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 65% of the Adjusted Total Assets of the Company; and

(2) the Consolidated Coverage Ratio of the Company would be greater than or equal to 2.0 to 1.0, the Company and its Restricted Subsidiaries may Incur such Indebtedness or issue such Disqualified Stock.

(b) In addition to the foregoing limitations set forth in (a) above, except as set forth below, the Company, the Subsidiary Guarantors and its and their respective Restricted Subsidiaries will not Incur any Secured Indebtedness or Subsidiary Indebtedness.

Notwithstanding the foregoing sentence, if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and/or Subsidiary Indebtedness and the application of the proceeds thereof, the aggregate amount of all outstanding Secured Indebtedness and Subsidiary Indebtedness of the Company, the Subsidiary Guarantors and its and their respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (d)(3) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Secured Indebtedness and Subsidiary Indebtedness of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company’s proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 45% of Adjusted Total Assets of the Company, the Company and its Restricted Subsidiaries may Incur such Secured Indebtedness and/or Subsidiary Indebtedness.

(c) In addition to the limitations set forth in (a) and (b) above, the Company, the Subsidiary Guarantors and its and their respective Restricted Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 125% of the aggregate outstanding amount of the Unsecured Indebtedness (other than the QUIPs Debt) (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (d)(3) hereof or otherwise) determined on a consolidated basis (it being understood that the Unsecured Indebtedness of the Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company’s proportionate interest in such Restricted Subsidiaries).

(d) Notwithstanding paragraphs (a) or (b), the Company, the Subsidiary Guarantors and its and their respective Restricted Subsidiaries (except as specified below) may Incur or issue each and all of the following:

(1) Indebtedness outstanding (including Indebtedness issued to replace, refinance or refund such Indebtedness) under the Credit Facility at any time in an aggregate principal amount not to exceed $1.5 billion, less any amount repaid subsequent to the Series Issue Date as provided under Section 5.04 of the Thirty-Ninth Supplemental Indenture (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount);

(2) Indebtedness or Disqualified Stock owed:

(A) to the Company; or

(B) to any Subsidiary Guarantor; provided that any event which results in any Restricted Subsidiary holding such Indebtedness or Disqualified Stock ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Disqualified Stock (other than to the Company or a Subsidiary Guarantor) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness or issuance of Disqualified Stock not permitted by this clause (2);

(3) Refinancing Indebtedness with respect to outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4), (6), (8), (12) or (14) of this paragraph) and any refinancings thereof;

(4) Indebtedness:

(A) in respect of performance, surety or appeal bonds Incurred in the ordinary course of business;

(B) under Currency Agreements and Interest Swap and Hedging Obligations; provided that such agreements:

(a) are designed solely to protect the Company, the Subsidiary Guarantors or any of its or their respective Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates; and

(b) do not increase the Indebtedness of the obligor outstanding, at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

(C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company, the Subsidiary Guarantors or any of its or their Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company, the Subsidiary Guarantors and its and their respective Restricted Subsidiaries on a consolidated basis in connection with such disposition;

(5) Indebtedness of the Company, to the extent the net proceeds thereof are promptly:

(A) used to purchase all of the notes tendered in a Change of Control Offer made as a result of a Change of Control; or

(B) deposited to defease the notes as described under Sections 8.3 and 8.4 of the Indenture;

(6) Guarantees of the notes and Guarantees of Indebtedness of the Company or any of the Subsidiary Guarantors by any of its or their respective Restricted Subsidiaries; provided the guarantee of such Indebtedness is permitted by and made in accordance with the terms of the Indenture at the time of the incurrence of such underlying Indebtedness or at the time such guarantor becomes a Restricted Subsidiary;

(7) Indebtedness evidenced by the Securities and the Guarantees thereof and represented by the indenture up to the amounts issued pursuant thereto as of the Issue Date;

(8) the QUIPs Debt;

(9) Limited Partner Notes;

(10) Indebtedness Incurred pursuant to the Blackstone Acquisition and any Indebtedness of Host, its Subsidiaries, a Public Partnership or a Private Partnership incurred in connection with the REIT Conversion;

(11) Acquired Indebtedness assumed in connection with an Asset Acquisition if, on the date of any such Incurrence, the Consolidated Coverage Ratio of the Person or asset or assets so acquired would be greater than or equal to 2.0 to 1.0; provided however, that an acquisition within the meaning of clause (ii) of the definition of “Asset Acquisition,” will be deemed to be an acquisition of a Person for purposes of determining such Consolidated Coverage Ratio;

(12) Secured Indebtedness in an aggregate principal amount (or accreted value, if applicable) at any time outstanding, not to exceed $400.0 million, provided, however, that (A) the Incurrence of such Secured Indebtedness is otherwise permitted pursuant to paragraph (b) above and (B) the proceeds of such Secured Indebtedness are used substantially concurrently to repay and permanently reduce Indebtedness outstanding under the Credit Facility (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount);

(13) Indebtedness Incurred by Foreign Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $300 million; and

(14) additional Indebtedness in an aggregate principal amount (or accreted value, if applicable) at any time outstanding, not to exceed $150.0 million.

(e) For purposes of determining any particular amount of Indebtedness under this Section 5.01 of this Thirty-Ninth Supplemental Indenture:

(1) Indebtedness Incurred under the Credit Facility on or prior to the Issue Date shall be treated as Incurred pursuant to clause (1) of subsection (d) of this Section 5.01 of this Thirty-Ninth Supplemental Indenture; and

(2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included as additional Indebtedness.

(f) For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

(2) the Company will be entitled at the time of Incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above, and with respect to any Indebtedness Incurred pursuant to any specific clause under subsection (d) of this Section 5.01 of this Thirty-Ninth Supplemental Indenture, the Company may, after such Indebtedness is Incurred reclassify all or a portion of such Indebtedness under a different clause of subsection (d) of this Section 5.01; and

(3) Indebtedness under clauses (13) and (14) of subsection (d) of this Section 5.01 of this Thirty-Ninth Supplemental Indenture shall be reclassified automatically as having been incurred pursuant to subsection (a) of this Section 5.01 if at any date after such Indebtedness is Incurred, such Indebtedness could have been Incurred under subsection (a) of this Section 5.01, but only to the extent such Indebtedness could have been so Incurred.

Indebtedness or Disqualified Stock of any Person that is not a Restricted Subsidiary of the Company, which Indebtedness or Disqualified Stock is outstanding at the time such Person becomes a Restricted Subsidiary (including by designation) of the Company or is merged with or into or consolidated with the Company or one of its Restricted Subsidiaries, shall be deemed to have been Incurred or issued at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company, or one of its Restricted Subsidiaries, and Indebtedness or Disqualified Stock which is assumed at the time of the acquisition of any asset shall be deemed to have been Incurred or issued at the time of such acquisition.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness the Company and the Subsidiary Guarantors may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Section 5.02 Limitation on Liens. For purposes of 5 7/8% Notes, Section 4.8 of the Indenture is hereby replaced and superseded by the following covenant and the following covenant shall apply to the 5 7/8% Notes:

Neither the Company, the Subsidiary Guarantors, nor any Restricted Subsidiary shall secure any Indebtedness under the Credit Facility or the Existing Senior Notes by a Lien or suffer to exist any Lien on their respective properties or assets securing Indebtedness under the Credit Facility or the Existing Senior Notes unless effective provision is made to secure the notes equally and ratably with the Lien securing such Indebtedness for so long as Indebtedness under the Credit Facility or Existing Senior Notes is secured by such Lien.

Section 5.03 Limitation on Restricted Payments. For purposes of 5 7/8% Notes, Section 4.15 of the Indenture is hereby replaced and superseded by the following covenant and the following covenant shall apply to the 5 7/8% Notes:

(a) The Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of its or their respective Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment:

(1) a Default or Event of Default shall have occurred and be continuing;

(2) the Company could not Incur at least $1.00 of Indebtedness under paragraph (a) of Section 5.01 of this Thirty-Ninth Supplemental Indenture; or

(3) the aggregate amount of all Restricted Payments (the amount, if other than in cash, the fair market value of any property used therefor) made on and after the Issue Date shall exceed the sum of, without duplication:

(A) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date;

(B) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company including from an issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire the Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities or Equity Offerings to the extent used to redeem notes in compliance with the provisions set forth in Section 1.03 of this Thirty-Ninth Supplemental Indenture), and the amount of any Indebtedness (other than Indebtedness subordinate in right of payment to the notes) of the Company that was issued and sold for cash upon the conversion of such Indebtedness after the Issue Date into Capital Stock (other than Disqualified Stock) of the Company, or otherwise received as Capital Contributions, exclusive of Capital Contributions to the extent used to redeem notes in compliance with the provisions set forth under Section 1.03 of this Thirty-Ninth Supplemental Indenture;

(C) an amount equal to the net reduction in Investments (other than Permitted Investments) in any Person other than a Restricted Subsidiary after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from designations of Unrestricted Subsidiaries or Non-Consolidated Entities as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”);

(D) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons acquired after the Issue Date in exchange for an issuance of Qualified Capital Stock; and

(E) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons contributed as a Capital Contribution to the Company after the Issue Date.

Notwithstanding the foregoing, (i) for purposes of determining whether the Company, the Subsidiary Guarantors and its and their respective Restricted Subsidiaries may make a Restricted Payment representing the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person constituting Preferred Stock, the Consolidated Coverage Ratio of the Company contemplated by clause (2) of Section 5.01(a), shall be greater than or equal to 1.7 to 1 and (ii) the Company may make Permitted REIT Distributions.

Section 5.04 Limitation on Asset Sales. For purposes of 5 7/8% Notes, Section 4.12 of the Indenture is hereby replaced and superseded by the following covenant and the following covenant shall apply to the 5 7/8% Notes:

The Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of its or their respective Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1) the consideration received by the Company, the Subsidiary Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the Board of the Company, in good faith; and

(2) at least 75% of the consideration received consists of cash, Cash Equivalents and/or real estate assets; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided that, for purposes of this clause (ii) the amount of:

(A) any Indebtedness (other than Indebtedness subordinated in right of payment to the notes or a Subsidiary Guarantee) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold; and

(B) any securities or other obligations received by the Company, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Company, the Subsidiary

Guarantor or such Restricted Subsidiary into cash (or as to which the Company, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash.

In the event that the aggregate Net Cash Proceeds received by the Company, any Subsidiary Guarantors or such Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months (such 12 consecutive month period, an “Asset Sale Period”) exceed 5% of Total Assets (determined as of the date closest to the commencement of such Asset Sale Period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been filed with the Securities and Exchange Commission or provided to the trustee pursuant to Section 4.2 of the Indenture), then during the period commencing 180 days prior to the commencement of such Asset Sale Period and running through the date that is 12 months after the date Net Cash Proceeds so received exceeded 5% of Total Assets, an amount equal to the Net Cash Proceeds received during such Asset Sale Period must have been or must be:

(1) invested in or committed to be invested in, pursuant to a binding commitment subject only to reasonable, customary closing conditions, and providing an amount equal to the Net Cash Proceeds are, in fact, so invested, within an additional 180 days, (x) fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of the Company will immediately constitute or be part of a Related Business of the Company, Subsidiary Guarantor or such Restricted Subsidiary (if it continues to be a Restricted Subsidiary) immediately following such transaction, (y) Permitted Mortgage Investments, or (z) a controlling interest in the Capital Stock of an entity engaged in a Related Business; provided that concurrently with an Investment specified in clause (z), such entity becomes a Restricted Subsidiary; or

(2) used to repay and permanently reduce Indebtedness outstanding under the Credit Facility (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount).

Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from Asset Sales that are not or were not applied or invested as provided in the first sentence of this paragraph (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute “Excess Proceeds.”

Within 30 days following each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company will make an offer to purchase from the holders of the notes and holders of any of other Indebtedness of the Company ranking pari passu with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds from such Asset Sale, on a pro rata basis, an aggregate principal amount (or accreted value, as applicable) of Securities and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price in cash equal to 100% of the principal amount (or accreted value, as applicable) of the Securities and such other Indebtedness, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that the aggregate amount of Securities and other senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount (or accreted value, as applicable) of Securities and such other Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the Securities to be purchased and such other Indebtedness shall be selected on a pro rata basis. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.

Notwithstanding, and without complying with, any of the foregoing provisions:

(1) the Company, the Subsidiary Guarantors and its and their respective Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

(2) the Company, the Subsidiary Guarantors and its and their respective Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article 5 and Section 4.13 of the Indenture;

(3) the Company, the Subsidiary Guarantors and its and their respective Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary, as applicable; and

(4) the Company, the Subsidiary Guarantors its and their respective Restricted Subsidiaries may exchange assets held by the Company, the Subsidiary Guarantor or a Restricted Subsidiary for one or more real estate properties and/or one or more Related Businesses of any Person or entity owning one or more real estate properties and/or one or more Related Businesses; provided that the Board of the Company has determined in good faith that the fair market value of the assets received by the Company are approximately equal to the fair market value of the assets exchanged by the Company.

No transaction listed in clauses (1) through (4) inclusive shall be deemed to be an “Asset Sale.”

Section 5.05 Events of Default. For purposes of 5 7/8% Notes, Section 6.1(d) of the Indenture is hereby replaced and superseded by the following clause solely with respect to the 5 7/8% Notes:

“(d) a default in (a) Secured Indebtedness of the Company or the Secured Indebtedness of any of the Company’s Restricted Subsidiaries with an aggregate principal amount in excess of 5% of Total Assets, or (b) other Indebtedness of the Company or other Indebtedness of any of its Restricted Subsidiaries with an aggregate principal amount in excess of $150 million, in either case, (A) resulting from the failure to pay principal or interest when due (after giving effect to any applicable extensions or grace or cure periods) or (B) as a result of which the maturity of such Indebtedness has been accelerated prior to its final Stated Maturity;”

Section 5.06 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiary Guarantors. Solely with respect to the 5 7/8% Notes, Section 4.10 of the Indenture is hereby (a) amended by striking the word “or” immediately before clause (viii) in the first sentence of the second paragraph thereof and (b) supplemented by inserting the following additional clauses after clause (viii) in the first sentence of the second paragraph thereof:

(ix) imposed under purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (iv) of the preceding paragraph; (x) by reason of provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Board of the Company and not otherwise prohibited by this Indenture, which limitation is applicable only to the assets that are the subject of such agreements and which do not detract from the value of the Company’s property or assets or the value of property or assets of any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries, taken as a whole; or (xi) by reason of restrictions on cash or other deposits or net worth imposed by hotel managers or other customers under contracts entered into in the ordinary course of business.

Section 5.07 Limitation on Transactions with Affiliates. Solely with respect to the 5 7/8% Notes, Section 4.11 of the Indenture is hereby (a) amended by striking the second sentence of the second paragraph thereof and (b) supplemented by inserting the following sentence after the first sentence of the second paragraph thereof:

Notwithstanding the foregoing, prior to engaging in any Affiliate Transaction or series of related Affiliate Transactions, other than Exempted Affiliate Transactions and any transaction or series of related transactions specified in any of clauses (ii) through (iv) of this paragraph, (a) with an aggregate value in excess of $25 million, the Company must deliver to the Trustee an Officer’s Certificate certifying that the transaction complies with the first paragraph of this Section 4.11; (b) with an aggregate value in excess of $50 million, must first be approved pursuant to a Board Resolution set forth in an Officer’s Certificate certifying that the transaction complies with the first paragraph of this Section 4.11 and that the transaction has been approved by a majority of the Board of the Company who are disinterested in the subject matter of the transaction; and (c) with an aggregate value in excess of $250 million, will require the Company to obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company, such Subsidiary Guarantor or such Restricted Subsidiary, except that in the case of a real estate transaction or related real estate transactions with an aggregate value in excess of $250 million, an opinion may instead be obtained from an independent, qualified real estate appraiser that the consideration received in connection with such transaction is fair to the Company, such Subsidiary Guarantor or such Restricted Subsidiary.

ARTICLE 6

Section 6.01 For purposes of the 5 7/8% Notes, Section 2.7 of the Indenture is hereby supplemented with, and where inconsistent replaced by, the following provisions:

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Certificated Notes if:

(1) the Company delivers to the Trustee notice from the Depository (A) that it is unwilling or unable to continue to act as Depository and a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository or (B) that it is no longer a clearing agency registered under the Exchange Act and a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository;

(2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes; or

(3) upon request of the Trustee or Holders of a majority of the principal amount of outstanding 5 7/8% Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the 5 7/8% Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Certificated Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11 of the Indenture. A Global Note may not be exchanged for another 5 7/8% Note other than as provided in this Section 6.01(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 6.01(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depository, in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 6.01(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 6.01(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either: (A)(1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B)(1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (B)(1) above;

Upon consummation of an Exchange Offer by the Company in accordance with Section 6.01(f) hereof, the requirements of this Section 6.01(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the

Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the 5 7/8% Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 6.01(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 6.01(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 6.01(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 6.01(f) of this Thirty-Ninth Supplemental Indenture, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company or the Subsidiary Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.3 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Certificated Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, if the exchange or transfer complies with the requirements of Section 6.01(a) of this Thirty-Ninth Supplemental Indenture, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 6.01(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated

Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 6.01(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 6.01(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only if the exchange or transfer complies with the requirements of Section 6.01(a) of this Thirty-Ninth Supplemental Indenture and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 6.01(f) of this Thirty-Ninth Supplemental Indenture, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company or the Subsidiary Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement

(D) the Registrar receives the following:

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(3) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note, then, if the exchange or transfer complies with the requirements of Section 6.01(a) of this Thirty-Ninth Supplemental Indenture and upon satisfaction of the conditions set forth in Section 6.01(b)(2) of this Thirty-Ninth Supplemental Indenture, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 6.01(h) hereof, and the Company shall execute and, upon receipt of a Company Order pursuant to Section 2.3 of the Indenture, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Certificated Note in the appropriate principal amount. Any Unrestricted Certificated Note issued in exchange for a beneficial interest pursuant to this Section 6.01(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Certificated Notes to the Persons in whose names such 5 7/8% Notes are so registered. Any Unrestricted Certificated Note issued in exchange for a beneficial interest pursuant to this Section 6.01(c)(3) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Certificated Notes for Beneficial Interests.

(1) Restricted Certificated Notes or Unrestricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note or Unrestricted Certificated Note proposes to exchange a Restricted Certificated Note or Unrestricted Certificated Note, as applicable, for a beneficial interest in a Restricted Certificated Note or Unrestricted Global Note other than a Regulation S Restricted Global Note, as applicable, or to transfer such Restricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Certificated Note or Unrestricted Certificated Note proposes to exchange such Restricted Certificated Note or Unrestricted Certificated Note, as applicable, for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Certificated Note or Unrestricted Certificated Notes is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Certificated Note or Unrestricted Certificated Notes is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Certificated Note or Unrestricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Certificated Note or Unrestricted Certificated Notes is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Certificated Note or Unrestricted Certificated Notes is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Certificated Note or Unrestricted Certificated Notes is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Certificated Note or Unrestricted Certificated Notes, increase or cause to be increased the aggregate principal amount of, in the case of clause (A)

above, the appropriate Restricted Global Note and in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

(2) Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 6.01(f) of this Thirty-Ninth Supplemental Indenture, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company or the Subsidiary Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Certificated Notes proposes to exchange such Restricted Certificated Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 6.01(d)(2), the Trustee shall cancel the Restricted Certificated Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the appropriate Unrestricted Global Note.

(3) Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Unrestricted Certificated Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or registration of transfer, the Trustee shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or registration of transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.3 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Certificated Notes so transferred.

(e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 6.01(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 6.01(e).

(1) Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Certificated Notes to Unrestricted Certificated Notes. Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Certificated Notes proposes to exchange such Restricted Certificated Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Certificated Notes proposes to transfer such Restricted Certificated Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Certificated Notes to Unrestricted Certificated Notes. A Holder of Unrestricted Certificated Notes may transfer such Unrestricted Certificated Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.3 of the Indenture and an Opinion of Counsel for the Company as to certain matters discussed in this Section 6.01(f), the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons who certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (B) the principal amount of Certificated Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 6.01(d)(ii) and (ii) Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Exchange Offer (other than Certificated Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Exchange Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of a Company Order pursuant to Section 2.3 of the Indenture, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Notes so accepted Certificated Notes in the appropriate principal amount.

The Opinion of Counsel for the Company referenced above shall state that:

(1) the Exchange Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture delivered in exchange for Series W Notes in accordance with the Indenture and the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) other customary limitations and exceptions for opinions of such type; and (2) when the Exchange Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for Series W Notes in accordance with the Indenture and the Exchange Offer, the Guarantee of the Exchange Notes by the Subsidiary Guarantors will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Subsidiary Guarantors, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) other customary limitations and exceptions for opinions of this type.

(g) Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO HOST HOTELS & RESORTS, L.P. (“HOST L.P.”) OR ANY GUARANTOR WHOLLY OWNED BY HOST L.P. OR ANY OF THEIR RESPECTIVE WHOLLY OWNED SUBSIDIARIES, (B) TO A PERSON WHO IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER

CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO HOST L.P. THAT SUCH TRANSFER IS EXEMPT UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO HOST L.P.), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.”

(B) Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) of (f) to this Section 6.01 (and all 5 7/8% Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2) Global Note Legend. To the extent required by the Depository, each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 6.01 OF THE THIRTY-NINTH SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 6.01 OF THE THIRTY-NINTH SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A

NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(e) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of 5 7/8% Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon receipt of a Company Order.

(2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.6, 4.12, and 10.1 of the Indenture).

(3) The Registrar shall not be required to register the transfer of or exchange of any 5 7/8% Note selected for redemption in whole or in part, except the unredeemed portion of any 5 7/8% Note being redeemed in part.

(4) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any 5 7/8% Notes during a period beginning at the opening of business 15 days before the day of any selection of 5 7/8% Notes for redemption and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any 5 7/8% Note selected for redemption in whole or in part, except the unredeemed portion of any 5 7/8% Note being redeemed in part; or

(C) to register the transfer of or to exchange a 5 7/8% Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any 5 7/8% Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any 5 7/8% Note is registered as the absolute owner of such 5 7/8% Note for the purpose of receiving payment of principal of and interest on such 5 7/8% Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.3 of the Indenture.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 6.01 to effect a registration of transfer or exchange may be submitted by facsimile.

Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 6.01 of this Thirty-Ninth

Supplemental Indenture, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are substantially in the form of Exhibits A, B, C and D attached to this Thirty-Ninth Supplemental Indenture. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

ARTICLE 7

Section 7.01 Except as specifically modified herein, the Indenture is in all respects ratified and confirmed and shall remain in full force and effect in accordance with its terms.

Section 7.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed or shall be construed to be assumed by the Trustee by reason of this Thirty-Ninth Supplemental Indenture. This Thirty-Ninth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect to this Thirty-Ninth Supplemental Indenture.

Section 7.03 The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 7.04 THIS THIRTY-NINTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5 1401 AND 5 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH

COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

Section 7.05 The parties may sign any number of copies of this Thirty-Ninth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

Section 7.06 All capitalized terms used in this Thirty-Ninth Supplemental Indenture which are not otherwise defined herein, shall have the respective meanings specified in the Indenture, unless the context otherwise requires.

Section 7.07 The 5 7/8% Notes may be issued in whole or in part in the form of one or more Global Securities, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”).

IN WITNESS WHEREOF, the parties to this Thirty-Ninth Supplemental Indenture have caused this Thirty-Ninth Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY

HOST HOTELS & RESORTS, L.P., a Delaware limited partnership

BY:	HOST HOTELS & RESORTS, INC., its general partner

By:	/s/ Larry K. Harvey
	Name:	Larry K. Harvey
	Title:	Executive Vice President, Chief Financial Officer

Signature Page to Thirty-Ninth Supplemental Indenture

SUBSIDIARY GUARANTORS

AIRPORT HOTELS LLC,
HOST OF BOSTON, LTD.,
BY: AIRPORT HOTELS LLC,
HOST OF HOUSTON, LTD.,
BY: AIRPORT HOTELS HOUSTON LLC
HOST OF HOUSTON 1979 LP,
BY: HOST OF HOUSTON, LTD.
HMC RETIREMENT PROPERTIES, L.P.,
BY: DURBIN LLC
HMH MARINA LLC,
HMC ATLANTA LLC,
HMC BURLINGAME LLC,
HMC CAPITAL RESOURCES LP,
BY: HOST NY DOWNTOWN GP LLC
HOST PARK RIDGE LLC,
HMC SUITES LLC,
HMC SUITES LIMITED PARTNERSHIP,
BY: HMC SUITES LLC,
WELLSFORD-PARK RIDGE HMC HOTEL LIMITED
PARTNERSHIP,
BY: HOST PARK RIDGE LLC,
YBG ASSOCIATES LP,
BY: HOST MOSCONE GP LLC
HMC CHICAGO LLC,
HMC DESERT LLC,
HMC DIVERSIFIED LLC,
HMC EAST SIDE LLC,
EAST SIDE HOTEL ASSOCIATES, L.P.
BY: HMC EAST SIDE LLC
HMC GRAND LP,
BY: HOST GRAND GP LLC,
HMC HOTEL DEVELOPMENT LP,
BY: HOST TAMPA GP LLC,
HMC MANHATTAN BEACH LLC,
HMC MARKET STREET LLC,
NEW MARKET STREET LP,
BY: HMC MARKET STREET LLC
HMC MEXPARK LLC,
HMC POLANCO LLC,
HMC NGL LLC,
HMC OLS I L.P.,
BY: HMC OLS I LLC
HMC PLP LLC,
CHESAPEAKE HOTEL LIMITED PARTNERSHIP,

Signature Page to Thirty-Ninth Supplemental Indenture

BY: HMC PLP LLC
HMC POTOMAC LLC,
HMC PROPERTIES I LLC,
HMC SEATTLE LLC,
HMC SFO LP,
BY: HOST SFO GP LLC,
HOST SWISS GP LLC,
HMH GENERAL PARTNER HOLDINGS LLC,
HMH PENTAGON LP,
BY: HOST PENTAGON GP LLC,
HMH RESTAURANTS LP,
BY: HOST RESTAURANTS GP LLC,
HMH RIVERS LLC,
HMH RIVERS, L.P.,
BY: HMH RIVERS LLC
HMH WTC LLC,
HOST LA JOLLA LLC,
CITY CENTER HOTEL LIMITED PARTNERSHIP,
BY: HOST CITY CENTER GP LLC
HOST TIMES SQUARE LP,
BY: HOST TIMES SQUARE GP LLC,
IVY STREET LLC,
MARKET STREET HOST LLC,
PHILADELPHIA AIRPORT HOTEL LLC,
PM FINANCIAL LLC,
PM FINANCIAL LP,
BY: PM FINANCIAL LLC
HMC PROPERTY LEASING LLC,
HMC HOST RESTAURANTS LLC,
S.D. HOTELS LLC,
TIMES SQUARE GP LLC,
DURBIN LLC,
HMC HT LP,
BY: HOST GH ATLANTA GP LLC,
HMC OLS I LLC,
HMC OLS II L.P.,
BY: HMC OLS I LLC
HMC/INTERSTATE MANHATTAN BEACH, L.P.,
BY: HMC MANHATTAN BEACH LLC
AMELIATEL LP,
BY: HMC AMELIA II LLC
HMC AMELIA II LLC,
ROCKLEDGE HOTEL LLC,
HMC COPLEY LP,
BY: HOST COPLEY GP LLC,
HMC HEADHOUSE FUNDING LLC,

Signature Page to Thirty-Ninth Supplemental Indenture

IVY STREET HOPEWELL LLC,
HMC DIVERSIFIED AMERICAN HOTELS, L.P.,
BY: HMC DIVERSIFIED LLC,
POTOMAC HOTEL LIMITED PARTNERSHIP,
BY: HMC POTOMAC LLC
HMC AP GP LLC,
HMC AP LP,
BY: HMC AP GP LLC
HMC AP CANADA COMPANY,
HMC TORONTO AIRPORT GP LLC,
HMC TORONTO AIRPORT LP,
BY: HMC TORONTO AIRPORT GP LLC
HMC TORONTO EC GP LLC,
HMC TORONTO EC LP,
BY: HMC TORONTO EC GP LLC
HMC CHARLOTTE GP LLC,
HMC CHARLOTTE LP,
BY: HMC CHARLOTTE GP LLC
HMC CHARLOTTE (CALGARY) COMPANY,
CALGARY CHARLOTTE PARTNERSHIP,
BY: HMC CHARLOTTE (CALGARY) COMPANY
BY: HMC GRACE (CALGARY) COMPANY
CALGARY CHARLOTTE HOLDINGS COMPANY,
HMC GRACE (CALGARY) COMPANY,
HMC MAUI LP,
BY: HOST MAUI GP LLC,
HMC KEA LANI LP,
BY: HOST KEA LANI GP LLC,
HMC CHICAGO LAKEFRONT LLC,
HMC LENOX LP,
BY: HOST LENOX LAND GP LLC
HMC O’HARE SUITES GROUND LP,
BY: HOST O’HARE SUITES GROUND GP LLC,
HMC TORONTO AIR COMPANY,
HMC TORONTO EC COMPANY,
CINCINNATI PLAZA LLC,
HOST CINCINNATI HOTEL LLC,
HOST CINCINNATI II LLC,
HOST FOURTH AVENUE LLC,
HOST INDIANAPOLIS I LP,
BY: HOST INDIANAPOLIS GP LLC,
HOST LOS ANGELES LP,
BY: HOST LOS ANGELES GP LLC,
HOST MISSION HILLS II LLC,
HOST MISSION HILLS HOTEL LP,
BY: HOST MISSION HILLS II LLC

Signature Page to Thirty-Ninth Supplemental Indenture

HOST NEEDHAM HOTEL LP,
BY: HOST NEEDHAM II LLC
HOST NEEDHAM II LLC,
HOST REALTY LLC,
HOST REALTY HOTEL LLC,
HST LT LLC,
HST I LLC,
SOUTH COAST HOST HOTEL LP,
BY: HOST SOUTH COAST GP LLC
STARLEX LP,
BY: HOST WNY GP LLC,
BRE/SWISS LP,
BY: HOST SWISS GP LLC
HHR HARBOR BEACH LLC,
HHR LAUDERDALE BEACH LIMITED PARTNERSHIP,
BY: HHR HARBOR BEACH LLC
HMC CAMBRIDGE LP,
BY: HOST CAMBRIDGE GP LLC
HOST MCDOWELL GP LLC,
HMC MCDOWELL LP,
BY: HOST MCDOWELL GP LLC
HMC RESTON LP,
BY: HOST RESTON GP LLC,
HOST ATLANTA PERIMETER GROUND LP,
BY: HOST ATLANTA PERIMETER GROUND GP LLC,
HOST CAPITOL HILL LLC,
HOST DALLAS QUORUM GROUND LP,
BY: HOST DALLAS QUORUM GROUND GP LLC
HOST INDIANAPOLIS HOTEL MEMBER LLC,
IHP HOLDINGS PARTNERSHIP LP,
BY: HMH GENERAL PARTNER HOLDINGS LLC
HMC GATEWAY LP,
BY: S.D. HOTELS LLC
HHR SINGER ISLAND LIMITED PARTNERSHIP,
BY: HHR SINGER ISLAND GP LLC
HHR SINGER ISLAND GP LLC,
PACIFIC GATEWAY, LTD.,
BY: S.D. HOTELS LLC
HOST KIERLAND LP,
BY: HOST KIERLAND GP LLC
HOST TAMPA GP LLC,
HOST RESTON GP LLC,
HOST CAMBRIDGE GP LLC,
HOST SOUTH COAST GP LLC,
HOST SFO GP LLC,
HOST PENTAGON GP LLC,

Signature Page to Thirty-Ninth Supplemental Indenture

HOST MOSCONE GP LLC,
HOST NY DOWNTOWN GP LLC,
HOST KEA LANI GP LLC,
HOST KIERLAND GP LLC,
HOST WNY GP LLC,
HOST LOS ANGELES GP LLC,
HOST INDIANAPOLIS GP LLC,
HOST ATLANTA PERIMETER GROUND GP LLC,
HOST DALLAS QUORUM GROUND GP LLC,
HOST O’HARE SUITES GROUND GP LLC,
HOST LENOX LAND GP LLC,
HOST RESTAURANTS GP LLC,
HOST OP BN GP LLC,
HOST MAUI GP LLC,
HOST GH ATLANTA GP LLC,
HOST TIMES SQUARE GP LLC,
HOST COPLEY GP LLC,
HOST CITY CENTER GP LLC,
AIRPORT HOTELS HOUSTON LLC,
HOST GRAND GP LLC,
HOST INDIANAPOLIS LP,
BY: HOST INDIANAPOLIS HOTEL MEMBER LLC
HHR ASSETS LLC,
HHR RIO HOLDINGS LLC,
HARBOR-CAL S.D. PARTNER LLC,
HMC BURLINGAME HOTEL L.P.,
BY: HMC BURLINGAME LLC
HOST SAN DIEGO LLC,
HOST SAN DIEGO HOTEL LLC.

By:	/s/ Larry K. Harvey
Name:	Larry K. Harvey
Title: President of the Subsidiary Guarantors listed above (or, where applicable, of the general partner of the Subsidiary Guarantors listed above)

Signature Page to Thirty-Ninth Supplemental Indenture

HHR HOLDINGS COÖPERATIEF U.A.

By:	/s/ Larry K. Harvey

Name:	Larry K. Harvey
Title:	Managing Director A

By:	/s/ Y. M. Theuns

Name:	Y. M Theuns
Title:	Managing Director B

Signature Page to Thirty-Ninth Supplemental Indenture

HARBOR-CAL, S.D.

By: HARBOR-CAL S.D. PARTNER LLC

By:	/s/ Larry K. Harvey
Name:	Larry K. Harvey
Title:	President

By: HOST HOTELS & RESORTS, L.P.

By: HOST HOTELS & RESORTS, INC., its general partner

By:	/s/ Larry K. Harvey
Name:	Larry K. Harvey
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Thirty-Ninth Supplemental Indenture

TRUSTEE

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Thomas Provenzano
Name: Thomas Provenzano
Title: Agent

Signature Page to Thirty-Ninth Supplemental Indenture

EXHIBIT A

FORM OF 5 7/8% [SERIES W][/SERIES X]1 SENIOR NOTE

Unless and until it is exchanged in whole or in part for 5 7/8% Notes in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.2

HOST HOTELS & RESORTS, L.P.

5  7/8% [SERIES W][/SERIES X]3 SENIOR NOTE DUE 2019

CUSIP:

ISIN:

No.	$

Host Hotels & Resorts, L.P., a Delaware limited partnership (hereinafter called the “Company,” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of $        , on June 15, 2019. The Security is one of the 5 7/8% [Series W][/Series X] Senior Notes due 2019 referred to in such Indenture (hereinafter referred to for purposes of this 5 7/8% Senior Note collectively as the “5 7/8% Securities”).

Interest Payment Dates:        June 15 and December 15

[1]	Series W should be replaced with Series X in the Exchange Notes.
[2]	To be used only if the Security is issued as a Global Note.
[3]	Series W should be replaced with Series X in the Exchange Notes.

Record Dates:                        June 1 and December 1

Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Dated:

HOST HOTELS & RESORTS, L.P., a Delaware limited partnership

By:	HOST HOTELS & RESORTS, INC.,
its general partner

By:
Name:
Title:

Attest:
Name:
Title:

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 5 7/8% Securities of the Series designated therein referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

HOST HOTELS & RESORTS, L.P.

5 7/8% [Series W][/Series X]4 Senior Note due 2019

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 6.01 OF THE THIRTY-NINTH SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 6.01 OF THE THIRTY-NINTH SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR

[4]	Series W should be replaced with Series X in the Exchange Notes.

ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.5

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO HOST HOTELS & RESORTS, L.P. (“HOST L.P.”) OR ANY GUARANTOR WHOLLY OWNED BY HOST L.P. OR ANY OF THEIR RESPECTIVE WHOLLY OWNED SUBSIDIARIES, (B) TO A PERSON WHO IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO HOST L.P. THAT SUCH TRANSFER IS EXEMPT UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER

[5]	To be included only on Global Notes deposited with DTC as Depository.

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO HOST L.P.), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.”6

1.	Interest.

Host Hotels & Resorts, L.P., a Delaware limited partnership (hereinafter called the “Company,” which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 5 7/8% per annum from May 11, 2011 until maturity. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 5 7/8% per annum compounded semi-annually.

The Company will pay interest semi-annually on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing December 15, 2011. Interest on the 5 7/8% Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of the original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.	Method of Payment.

The Company shall pay interest on the 5 7/8% Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Principal of, premium, if any, and interest on the 5 7/8% Securities will be payable in United States Dollars at the office or agency of the Company maintained for such purpose, in the Borough of Manhattan, The City of New York or at the option of the Company, payment of interest may be made by check mailed to the Holders of the 5 7/8% Securities at the addresses set forth upon the registry books of the Company; provided, however, Holders of Global Securities will be entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee not fewer than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. No service charge will be made for any registration of transfer or

[6]	To be included only on Transfer Restricted Notes.

exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

3.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.	Indenture.

The Company issued the 5 7/8% Securities and the Subsidiary Guarantors issued their Guarantees under an Amended and Restated Indenture, dated as of August 5, 1998, as supplemented (the “Indenture”), between the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The 5 7/8% Securities are unlimited in aggregate principal amount. The terms of the 5 7/8% Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The 5 7/8% Securities are subject to all such terms, and Holders of 5 7/8% Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior, general obligations of the Company, secured initially by a pledge of Capital Stock of certain Subsidiaries of the Company, which pledge is shared equally and ratably with the Credit Facility, the Existing Senior Notes and certain existing and future Indebtedness of the Company ranking pari passu with the Securities. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by the provisions of the Indenture, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

5.	Redemption.

At any time prior to June 15, 2015 upon not less than 30 nor more than 60 days’ notice, the Company may redeem the 5 7/8% Securities in whole or in part at any time at a Redemption Price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to the applicable Redemption Date Notice of a redemption of the 5 7/8% Securities made pursuant to this paragraph 5 shall be given in the manner set forth in Section 3.3 of the Indenture; provided however, that any such notice need not set forth the Redemption Price but need only set forth the calculation thereof as described in the immediately preceding sentence of this paragraph 5. The Redemption Price, calculated as aforesaid, shall be set forth in an Officer’s Certificate delivered by the Company to the Trustee no later than one Business Day prior to the Redemption Date.

At any time on or after June 15, 2015, upon not less than 30 days’ notice nor more than 60 days’ notice, the Company may redeem the 5 7/8% Securities for cash at its option, in whole or in part, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing June 15 of the years indicated below, in each case, together with accrued and unpaid interest, if any, thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the applicable Redemption Date):

Year	Percentage
2015	102.938%
2016	101.469%
2017 and thereafter	100.000%

Prior to June 15, 2014, the Company may redeem from time to time up to 35% of the aggregate principal amount of the 5 7/8% Securities outstanding at a Redemption Price equal to 105.875% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the applicable Redemption Date) with the Net Cash Proceeds of one or more Equity Offerings; provided, that at least 65% of the aggregate principal amount of the 5 7/8% Securities originally issued on the Series Issue Date remain outstanding after such redemption; and provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated.

The Company is not prohibited from acquiring the 5 7/8% Securities by means other than a redemption, whether pursuant to an issuer tender offer, in open market transactions, or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

The 5 7/8% Securities will not have the benefit of a sinking fund.

6.	Denominations; Transfer; Exchange.

The 5 7/8% Securities are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange 5 7/8% Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 5 7/8% Securities (a) selected for redemption except the unredeemed portion of any 5 7/8% Security being redeemed in part or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redemption and ending at the close of business on the day of such mailing.

7.	Persons Deemed Owners.

The registered Holder of a 5 7/8% Security may be treated as the owner of it for all purposes.

8.	Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

9.	Discharge Prior to Redemption or Maturity.

Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such 5 7/8% Securities on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such 5 7/8% Securities, the Company will be discharged from certain provisions of the Indenture and the 5 7/8% Securities (including the restrictive covenants described in paragraph 11 below, but excluding its obligation to pay the principal of, premium, if any, and interest on the 5 7/8% Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to outstanding 5 7/8% Securities.

10.	Amendment; Supplement; Waiver.

The Company, the Subsidiary Guarantors and the Trustee may enter into a supplemental indenture for certain limited purposes without the consent of the Holders. Subject to certain exceptions, the Indenture or the 5 7/8% Securities may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the 5 7/8% Securities then outstanding (except that any amendments or supplements to the provisions relating to security interests or with respect to the Guarantees of the Subsidiary Guarantors shall require the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the Securities then outstanding), and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the 5 7/8% Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the 5 7/8% Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a 5 7/8% Security.

11.	Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Company, the Subsidiary Guarantors and any of their respective Restricted Subsidiaries to, among other things, incur additional Indebtedness and issue Disqualified Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur

Liens, sell assets and subsidiary stock, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions and certain restrictive covenants will cease to be applicable under certain circumstances. The Company must periodically report to the Trustee on compliance with such limitations.

12.	Repurchase at Option of Holder.

(a) If there is a Change of Control Triggering Event, the Company shall be required to offer irrevocably to purchase on the Change of Control Purchase Date all outstanding 5 7/8% Securities at a purchase price equal to 101% of the principal amount thereof, plus (subject to the right of Holders of record on a Record Date that is on or prior to such Change of Control Purchase Date to receive interest due on the Interest Payment Date to which such Record Date relates) accrued and unpaid interest, if any, to the Change of Control Purchase Date. Holders of 5 7/8% Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such 5 7/8% Securities purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(b) The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described above under paragraph 5, unless and until there is a default in payment of the applicable redemption price.

(c) The Indenture imposes certain limitations on the ability of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries to sell assets and subsidiary stock. In the event the Net Cash Proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in a Related Business or other permitted investments, repay certain Indebtedness or to make an offer to purchase each Holder’s 5 7/8% Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date. The limitations and the Company’s obligations with respect to the use of proceeds from an Asset Sale are subject to a number of important qualifications and exceptions and will cease to be applicable under certain circumstances.

13.	Notation of Guarantee.

As set forth more fully in the Indenture, the Persons constituting Subsidiary Guarantors from time to time, in accordance with the provisions of the Indenture, irrevocably and unconditionally and jointly and severally guarantee, in accordance with Section 12.1 of the Indenture, to the Holders and to the Trustee and its successors and assigns, that (i) the principal of and interest on the 5 7/8% Securities will be paid, whether at the Stated Maturity or Interest Payment Dates, by acceleration, call for redemption or otherwise, and all other obligations of the Company to the Holders or the Trustee under the Indenture or this 5 7/8% Security will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this 5 7/8% Security, and (ii) in the case of any extension of payment or renewal of this 5 7/8% Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Stated Maturity, as so extended, by acceleration or otherwise. Such Guarantees shall cease to apply, and shall be null and void, with respect to any such guarantor who, pursuant to Article 12 of the Indenture, is released from its Guarantees, or whose Guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

14.	Successor.

When a successor assumes all the obligations of its predecessor under the 5 7/8% Securities and the Indenture, the predecessor will be released from those obligations.

15.	Defaults and Remedies.

If an Event of Default with respect to the 5 7/8% Securities occurs and is continuing (other than an Event of Default relating to bankruptcy, insolvency or reorganization of the Company), then either the Trustee or the Holders of 25% in aggregate principal amount of the 5 7/8% Securities then outstanding may declare all 5 7/8% Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of 5 7/8% Securities may not enforce the Indenture or the 5 7/8% Securities, except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the 5 7/8% Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 5 7/8% Securities may direct the Trustee in its exercise of any trust or power with respect to such 5 7/8% Securities. The Trustee may withhold from Holders of 5 7/8% Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

16.	Trustee and Agent Dealings with Company.

The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Subsidiary Guarantor or any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such Persons as if it were not the Trustee or such agent.

17.	No Recourse Against Others.

No recourse for the payment of the principal of, premium, if any, or interest on the 5 7/8% Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Subsidiary Guarantors in the Indenture, or in the 5 7/8% Securities or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling Person of the Company or the Subsidiary Guarantors or of any successor Person thereof, except as an obligor or guarantor of the 5 7/8% Securities pursuant to the Indenture. Each Holder, by accepting the 5 7/8% Securities, waives and releases all such liability.

18.	Authentication.

This 5 7/8% Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this 5 7/8% Security.

19.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a 5 7/8% Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the 5 7/8% Securities as a convenience to the Holders of the 5 7/8% Securities. No representation is made as to the accuracy of such numbers as printed on the 5 7/8% Securities and reliance may be placed only on the other identification numbers printed hereon.

21.	Additional Rights of Holders of Transfer Restricted Notes.[7]

In addition to the rights provided to Holders of 5 7/8% Securities under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Thirty-Ninth Supplemental Indenture, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

22.	Governing Law.

THE INDENTURE AND THE 5 7/8% SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

[7]	To be included only on Transfer Restricted Notes.

[FORM OF ASSIGNMENT]

I or we assign this Security to

(Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee

and irrevocably appoint              agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on
the other side of this Security)

Signature Guarantee**

**	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 5.04 of the Thirty-Ninth Supplemental Indenture or Article 10 of the Indenture, check the appropriate box:

☐	Section 5.04

☐	Article 10.

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 5.04 or Article 10 of the Indenture, as the case may be, state the amount you want to be purchased: $        .

Date:	Signature:
(Sign exactly as your name appears
on the other side of this Security)

Signature Guarantee***

***	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES8

The following exchanges of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

[8]	This should be included only if the Security is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Host Hotels & Resorts, L.P.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Attention: Chief Financial Officer

The Bank of New York Mellon

101 Barclay Street

New York, New York 10286

Attention: Corporate Trust Department

Re: 5 7/8% Series W Senior Notes due 2019

Dear Sirs:

Reference is hereby made to the Amended and Restated Indenture, dated as of August 5, 1998 (the “Base Indenture”), among HMH Properties, Inc., its Parents and the Subsidiary Guarantors named therein (collectively, the “Subsidiary Guarantors”) and The Bank of New York (the “Trustee”), and the Thirty-Ninth Supplemental Indenture to the Base Indenture, dated as of May 11, 2011 (the “Thirty-Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Host Hotels & Resorts, L.P., as issuer (the “Company”), the Subsidiary Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.                     , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Restricted Global Note or a Certificated Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and the restrictions set forth in the Private Placement Legend. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Certificated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Regulation S Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States and the restrictions set forth in the Private Placement Legend). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Certificated Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in the Restricted Certificated Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)  ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)  ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904 and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Certificated Notes (including those set forth in the Private Placement Legend) and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Thirty-Ninth Supplemental Indenture and (2) if such Transfer is in respect of a principal amount of Series W Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on Restricted Certificated Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a transferred beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Note.

(a)  ☐  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture and the Securities Act.

(b)  ☐  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

The Transferor hereby further certifies that:

(a) the offer of the beneficial interest or Certificated Note being transferred was not made to a person in the United States;

(b) either:

(i) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States; or

(ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(c) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture and the Securities Act.

(b)  ☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)  ☐  a beneficial interest in the:

(i)  ☐  144A Global Note (CUSIP             ), or

(ii)  ☐  Regulation S Global Note (CUSIP             ), or

(b)  ☐  a Restricted Certificated Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ☐  a beneficial interest in the:

(i)  ☐  144A Global Note (CUSIP             ), or

(ii)  ☐  Regulation S Global Note (CUSIP             ), or

(iii)  ☐  Unrestricted Global Note (CUSIP             ); or

(b)  ☐  a Restricted Certificated Note; or

(c)  ☐  an Unrestricted Certificated Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Host Hotels & Resorts, L.P.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Attention: Chief Financial Officer

The Bank of New York Mellon

101 Barclay Street

New York, New York 10286

Attention: Corporate Trust Department

Re: 5 7/8% Series W Senior Notes due 2019

Dear Sirs:

Reference is hereby made to the Amended and Restated Indenture, dated as of August 5, 1998 (the “Base Indenture”), among HMH Properties, Inc., its Parents and the Subsidiary Guarantors named therein (collectively, the “Subsidiary Guarantors”) and The Bank of New York, as trustee (the “Trustee”), and the Thirty-Ninth Supplemental Indenture to the Base Indenture, dated as of May 11, 2011 (the “Thirty-Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Host Hotels & Resorts, L.P., as issuer (the “Company”), the Subsidiary Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Certificated Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Certificated Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Certificated Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Certificated Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Certificated Note to Unrestricted Certificated Note. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes for Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Certificated Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Certificated Note or Unrestricted Certificated to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING

INSTITUTIONAL ACCREDITED INVESTOR

Host Hotels & Resorts, L.P.

6903 Rockledge Drive

Bethesda, Maryland 20817

Attention: Chief Financial Officer

The Bank of New York Mellon

101 Barclay Street

New York, New York 10286

Attention: Corporate Trust Department

Re: 5 7/8% Series W Senior Notes due 2017

Dear Sirs:

Reference is hereby made to the Amended and Restated Indenture, dated as of August 5, 1998 (the “Base Indenture”), among HMH Properties, Inc., its Parents and the Subsidiary Guarantors named therein (collectively, the “Subsidiary Guarantors”) and The Bank of New York, as trustee (the “Trustee”), and the Thirty-Ninth Supplemental Indenture to the Base Indenture, dated as of May 11, 2011 (the “Thirty-Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Host Hotels & Resorts, L.P., as issuer (the “Company”), the Subsidiary Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Certificated Note, we confirm that:

1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (a) to a person who is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (b) pursuant to an exemption from registration under the Securities Act provided by Rules 144 thereunder (if available), (c) to an institutional “accredited investor” (as defined in Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such

D-1

transfer, furnishes the trustee a signed letter containing certain representations and agreements relating to the transfer of this Security (the form of which can be obtained from the trustee) and, if such transfer is for less than an aggregate principal amount of $250,000, an opinion of counsel reasonably acceptable to the Company, if requested by the Company, that the transfer is exempt from registration under the Securities Act, (d) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company, if requested by the Company), or (f) to the Company or any Subsidiary Guarantor and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction; provided, however, that for any transaction pursuant to clauses (a) through (d) occurring within one year of the date of issuance of the Securities by the Company, the purchaser of the Securities will represent that is a “qualified person” as defined in Section 49(a)(1)(D)(iv) of the Internal Revenue Code of 1986, as amended (the “Code”). We will, and we will inform each subsequent purchaser that such subsequent purchaser is required to, notify any subsequent purchaser from it as to the resale restrictions set forth in the preceding sentence.

3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We are also a “qualified person” as defined above.

5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
[Insert Name of Accredited Investor]

By:
Name:
Title:

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